Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SANOMEDICS INTERNATIONAL HOLDINGS, INC.", CHANGING ITS NAME FROM "SANOMEDICS INTERNATIONAL HOLDINGS, INC." TO "SANOMEDICS, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JANUARY, A.D. 2015, AT 6:09 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINTH DAY OF FEBRUARY, A.D. 2015.


SECRETARY OF STATE
DELAWARE

Jeffrey W. Bullock, Secretary of State

4673872 8100

150073370

AUTHENTICATION: 2052592

DATE: 01-20-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:52 PM 01/20/2015
FILED 06:09 PM 01/20/2015
SRV 150073370 - 4673872 FILE

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
SANOMEDICS INTERNATIONAL HOLDINGS, INC.
(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the President of Sanomedics International Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "**Corporation**"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

RESOLVED: That Article I of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

The name of the Corporation is Sanomedics, Inc.

RESOLVED: That Section 4.1 of Article IV of the Certificate of Incorporation, as amended, of this Corporation is hereby deleted in its entirety and placed with the following:

The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is Six Hundred Fifty Million One Thousand (650,001,000) shares of which Six Hundred Fifty Million (650,000,000) shares shall be Common Stock, par value $0.001 per share, and One Thousand (1,000) shares shall be Preferred Stock, par value $0.001 per share.

FURTHER RESOLVED: That Article IV of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by adding the following:

4.4 On the date of effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the "**Reverse Stock Split**") of its outstanding Common Stock pursuant to which every one hundred twenty five (125) issued and outstanding shares of the Corporation's Common Stock, par value $0.001 per share (the "**Old Common Stock**"), shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share (the "**New Common Stock**"). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; *provided, further*, that no cash will be paid or distributed as a result of the Reverse Stock Split and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be February 9, 2015.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated December 31, 2014 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent of holders of a majority of the outstanding shares of the Corporation's voting stock on January 19, 2015 in accordance with Section 228 of the Delaware General Corporation Law

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation, as amended, as of January 20, 2015.

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

By: ______________________
Keith Houlihan, President